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                                                                    EXHIBIT 16.1

                [Letterhead of Pritchett, Siler & Hardy, P.C.]

                                                               February 14, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements of Holmes Microsystems, Inc. pertaining to our firm included under Item 4 of Form 8-K dated January 12, 2000 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/  Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.